Exhibit 10.15

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made on July 28, 2014 by and between KENTFIELD THCI HOLDING COMPANY, LLC (“Owner”) and 1125 SIR FRANCIS DRAKE BOULEVARD OPERATING COMPANY, LLC (“Operator”) (collectively, the “Seller”), and MEDEQUITIES REALTY TRUST, INC. (the “Buyer”). This Amendment will be effective as of the date upon which it is last executed by Seller or Buyer, as indicated by their signatures below (the “Effective Date”).

WHEREAS the Buyer and Seller are parties to that certain Purchase and Sale Agreement made on June 1, 2014 (the “PSA”), whereby Buyer agreed to purchase, and Seller agreed to sell and convey the Property generally located at 1125 Sir Francis Drake Boulevard, Kentfield, Marin County, California; and

WHEREAS, the Buyer and Seller have agreed to amend the PSA as more fully set forth below; and

NOW, THEREFORE, intending to be legally bound, the Buyer and Seller agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined in this First Amendment shall have the same meaning or meanings given to such terms in the PSA.

2. Correction of Name of Owner. By virtue of typographic error, the name of the Owner appearing on the cover page is shown incorrectly to be “Kentfield THCI Holding Company LCC;” it is hereby corrected and amended to be “Kentfield THCI Holding Company, LLC”.

3. Assignment of PSA to Wholly Owned Subsidiary. MedEquities Realty Trust, Inc. hereby assigns all of its rights and obligations under the PSA to its wholly owned subsidiary, MRT of Kentfield CA – LTACH, LLC, a Delaware limited liability company. From and after the date hereof, the term “Purchaser” in the PSA shall refer to and mean MRT of Kentfield CA – LTACH, LLC, and MRT of Kentfield CA – LTACH, LLC shall be the Landlord under the Facility Lease following closing of the PSA. MRT of Kentfield CA – LTACH, LLC hereby assumes the rights and obligations of Purchaser under the PSA. Sellers acknowledge such assignment and shall treat MRT of Kentfield CA – LTACH, LLC as the Purchaser under such agreement.

4. Purchase Price. The parties agree that Purchase Price set forth in Section 2.01 of the PSA shall be amended to be Fifty-One Million and No/100 Dollars ($51,000,000.00), less the Transaction Costs.

5. Adjustment of Outside Date for Review Period. In Section 4.01 of the PSA, the parties agree that the stipulated date June 16, 2014 shall be deleted and the date June 30, 2014 shall be inserted in lieu thereof.

6. Adjustment of Closing Date. In Section 6.01 of the PSA, the parties agree that the stipulated date of June 30, 2014 shall be deleted and the date August 29, 2014 shall be inserted in lieu thereof.

7. Amended Lease Payment. In Section 9.06, subsection (e), second paragraph, the parties agree that the second sentence shall be deleted and the following shall be inserted in lieu thereof:

The Facility Lease shall require payment of an initial fixed annual rent of Four Million Four Hundred Sixty-Two Thousand Five Hundred and No/100 Dollars ($4,462,500.00) payable in advance monthly installments of Three Hundred Seventy-One Thousand Eight Hundred Seventy-Five and No/100 Dollars ($371,875.00).

8. Amended of Collateral for Lease Obligations. In Section 9.06, the fourth full paragraph (pertaining to the Lease Guaranties being secured by a pledge of the equity of the Parent in the Owner and by a pledge of the equity of the Parent in the Operator) is hereby deleted; it being understood and agreed that such pledge is prohibited by the Sellers’ existing working capital lender; provided, however, that if such prohibition terminates, or consent thereto by the current working capital lender or any successor lender is obtained, the Parent shall then pledge such equity as security for the Lease Guaranties.

9. Closing Contingent by Buyer Contingent on Closing of Amarillo Term Loan to Longhorn Borrower. The parties agree to add a new subsection (h) to Section 9.06 which reads as follows:

(h)	The closing of the Amarillo Term Loan to the Longhorn Borrower substantially simultaneously with closing of this Agreement and vice versa.

10. Closing by Seller Parties Contingent on Closing of Amarillo Term Loan to Longhorn Borrower. The parties agree to add a new subsection (i) to Section 9.07 which reads as follows:

(i)	The closing of the Amarillo Term Loan to the Longhorn Borrower substantially simultaneously with this Agreement and vice versa.

11. Allocation of Initial Investment. The parties agree that “Exhibit B Allocation of Initial Investment” shall be agreed upon by the parties within ninety (90) days after Closing and shall be attached hereto when such agreement is reached.

12. No Further Amendments. This Amendment is intended to supplement and modify the terms and provisions of the PSA as set forth herein and the provisions hereof are hereby incorporated into and made a part of the PSA. Except as set forth in this Amendment, the PSA remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the Effective Date.

BUYER:

MEDEQUITIES REALTY TRUST, INC.

By:	/s/ William Harlan
Name:	William Harlan
Its:	President
Date:	August 1, 2014

SELLER:

KENTFIELD THCI HOLDING COMPANY, LLC

By:	/s/ Clint Fegan
Name:	Clint Fegan
Its:	Secretary
Date:	August 1, 2014

AND

1125 SIR FRANCIS DRAKE BOULEVARD OPERATING COMPANY, LLC

By:	/s/ Clint Fegan
Name:	Clint Fegan
Its:	Secretary
Date:	August 1, 2014

JOINDER

MRT of Kentfield CA – LTACH, LLC joins in execution of this First Amendment to acknowledge and agree to the provisions of Section 3 hereof.

MRT OF KENTFIELD CA - LTACH, LLC

By:	/s/ William Harlan
Name:	William Harlan
Its:	President
Date:	August 1, 2014

EXHIBIT B

Allocation of Initial Investment

[To be attached within ninety (90) days of Closing]